Exhibit 10.6
SUPPLEMENT
to the
Loan and Security Agreement
Dated as of September 26, 2003
between
Volcano Therapeutics, Inc. (“Borrower”)
and
Venture Lending & Leasing III, Inc. (“Lender”)
     This is a Supplement identified in the document entitled Loan and Security Agreement dated as of September 26, 2003, between Borrower and Lender. All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Section 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement. In the event of any inconsistency between the provisions of that document and this Supplement, this Supplement is controlling. Execution of this Supplement by the Lender and Borrower shall constitute execution of the Loan and Security Agreement.
     In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:
Part 1. — Additional Definitions:
          “Commitment”: Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, Lender commits to make Equipment and/or Inventory Loans to Borrower up to the aggregate original principal amount of Seven Million Dollars ($7,000,000.00) to finance Currently Owned Equipment and Inventory and/or the acquisition of Eligible Equipment and Inventory; provided, however, that Five Million Dollars ($5,000,000) of the Commitment shall be immediately available to the Borrower and may be used to refinance Currently Owned Equipment and Inventory and/or future acquisitions of Eligible Equipment and Eligible Inventory and that the remaining Two Million Dollars ($2,000,000) of the Commitment shall be contingent upon Borrower providing evidence satisfactory to Lender that Borrower has received at least Eight Million Dollars ($8,000,000) of new equity funding (excluding the conversion of any debt funded prior to August 1, 2003), subsequent to August 1, 2003, but prior to December 31, 2004; provided further, that Borrower may elect, on or before March 31, 2004, to use up to One Million Dollars ($1,000,000.00) of the contingent Two Million Dollars ($2,000,000.00) of the Commitment (if and when the contingency has been satisfied) for Currently Owned Equipment and Inventory.
          “Current Book Value” means (i) with respect to a Loan for Currently Owned Equipment and Inventory that is funded on or before October 31, 2003, the value of any item of Eligible Equipment and/or Inventory set forth in the asset valuation report prepared by Ernst & Young as of July 18, 2003 (the “EY Value”); and (ii) with respect to a Loan for Currently Owned Equipment and Inventory that is funded after October 31, 2003, the value of any item of Eligible Equipment and/or Inventory determined as the product of (a) the EY Value, multiplied by (b) a fraction in which (i) the numerator is 36, less the number of full or partial months after October 31, 2003 in which the Borrowing Request is made, and in which (ii) the denominator is 36 (i.e. a Loan requested in the sixth month after October 31, 2003 will have a Current Book Value of 30/36 of the EY Value).
          “Currently Owned Equipment and Inventory” means Eligible Equipment and Eligible Inventory to which Borrower holds title at the time of a Borrowing Request and that was acquired and /or produced by the Borrower on or after January 1, 2001.
          “Designated Rate”: means (i) for each Loan, a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which Lender prepares the Note for such Loan following Borrower’s submission of the Borrowing Request for such Loan, plus two and 538/1000 percent (2.538%); provided, however, that in no event shall the Designated Rate for an Loan be less than six and 538/1000 percent (6.538%).

          “Eligible Equipment” means Intravascular Ultrasound Systems, WaveMap Systems, computer equipment, lab and shop equipment, manufacturing equipment, test equipment, office equipment and other standard hardware approved by Lender in writing (such approval to be evidenced by Lender’ execution of the respective Borrowing Request) and that is not the subject of a license agreement(s) between Borrower and any Person.
          “Eligible Inventory” means Intravascular Ultrasound Systems, including Catheter Utilization Equipment and WaveMap Systems (whether or not the same may have been Eligible Equipment), or items approved by Lender in writing (such approval to be evidenced by Lender’ execution of the respective Borrowing Request) which Borrower (a) has placed in the possession of a third party under a lease, license or other use agreement, as part of Borrower’s so-called Customer Utilization Program or otherwise, (b) holds for sale or lease to a third party or is to be furnished under a contract of service, (c) is furnished by the Borrower to a third person under a contract of service; provided, however, that no item of Evaluation Inventory shall be Eligible Inventory at a time when Lender’s Collateral includes other Evaluation Inventory having an aggregate current Book Value of $500,000.00 or more; and, provided, further, that “Eligible Inventory” shall not include any item described herein that is utilized by Borrower in its Customer Acquisition Program.
          “Equipment and/or Inventory Loan” means any Loan requested by Borrower and funded by Lender to finance Borrower’s acquisition or carrying of specific items of Eligible Equipment and/or Eligible Inventory, as the case may be.
          “Evaluation Inventory” means Eligible Inventory which Borrower has furnished to third persons solely for purposes of evaluation for future purchases.
          “Loan” means an Equipment Loan or an Inventory Loan, or both, as the context requires.
          “Permitted Indebtedness” means all amounts owing to Silicon Valley Bank under that certain Loan and Security Agreement, dated July 18, 2003, as may be amended or supplemented from time to time; provided, however, that such amendment or supplement does not increase the amount of borrowings under such agreement, the amortization of such amounts, or otherwise materially adversely effect Lender’s rights hereunder.
          “Permitted Lien” includes, in addition to those liens defined in the Loan and Security Agreement, the security interest in favor of Silicon Valley Bank securing the Permitted Indebtedness.
          “Prime Rate” means the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper.
          “Terminal Payment” means a payment equal to ten percent (10%) of the original principal amount of such Loan payable upon the maturity of such Loan.
          “Termination Date” means the earliest of (a) the date Lender may terminate making Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement, or (b) October 31, 2003, as to the Five Million Dollar portion of the Commitment designated for Currently Owned Equipment and Inventory, or (c) December 31, 2004, for the Two Million Dollar portion of the Commitment designated for future purchases of Eligible Equipment and/or Eligible Inventory.
          “Threshold Amount” means Fifty Thousand Dollars ($50,000.00).
Part 2. — Additional Covenants and Conditions:
     1. Use of Proceeds; Limitations on Loans.
          (a) Equipment and Inventory Loan Facility. Subject to the terms and conditions of the Agreement, Lender agrees to make:
               (i) Loans for Currently Owned Equipment and Inventory located in the United States to Borrower from time to time from the Closing Date and to and including the Termination Date in an aggregate original principal amount up to but not exceeding the lesser of (A) the then unfunded portion of the Commitment, and (B) an amount equal to 100% of the Borrower’s Current Book Value for the subject Eligible Equipment and/or Eligible Inventory.
               (ii) Loans for Currently Owned Equipment and Inventory located outside the United States to Borrower from time to time from the Closing Date and to and including the Termination Date in an aggregate original principal amount up to but not exceeding the lesser of (A) the then unfunded portion of the Commitment, and (B) an amount equal to 50% of the Borrower’s Current Book Value for the subject Eligible Equipment and/ or Eligible Inventory.
               (iii) Loans to Borrower for future purchases of Eligible Equipment and/ or Eligible Inventory from time to time from the Closing Date and to and including the Termination Date in an aggregate original principal amount up to but not exceeding the lesser of (A) the then unfunded portion of the Two Million Dollars ($2,000,000.00) of the Commitment that may be used to finance future purchases of Eligible Equipment and/or Eligible Inventory, and (B) the amount paid or payable by Borrower to a manufacturer, vendor or dealer who is not an Affiliate of Borrower for each item of Eligible Equipment or Eligible Inventory being financed with the proceeds of such Equipment and/or Inventory Loan as shown on an invoice dated within 90 days of the funding Date of the Equipment and/ or Inventory Loan therefor (excluding any commissions and any portion of the amount invoiced which relates to servicing of the Eligible Equipment, delivery, freight and installation charges or sales taxes payable upon acquisition) (“Original Cost”).
               (iv) All Eligible Equipment and Eligible Inventory financed hereunder shall be located at all times at Borrower’s principal place of business in Rancho Cordova, California, current or future hospital locations, or such other place of business located within or outside the United States approved by Lender in writing prior to the Funding Date of any Equipment Loan.. Borrower shall provide a monthly statement of all Equipment and Inventory financed by Lender which shall include the location of all such Equipment and Inventory.
          (b) Sale of Equipment or Inventory Collateral; Substitute Collateral. Notwithstanding anything to the contrary in Section 6.3 of the Loan and Security Agreement prohibiting Borrower’s sale of Eligible Inventory financed by Lender, and in addition to those provisions, Borrower may sell in the ordinary course of its business an item of Eligible Inventory which constitutes Collateral so long as Borrower complies with the provisions of this Section l(b). If Borrower proposes to sell any item of Inventory Collateral (a “Sale Item”), Borrower shall give to Lender prompt written notice thereof. No later than the date on which Borrower conveys title to the Sale Item to its customer, Borrower shall (i) replace such Sale Item with Eligible Equipment or Eligible Inventory of a model, type and feature configuration, having capabilities no less than that of the Sale Item immediately prior to the date of such sale, and having a Current Book Value no less than the that of such Sale Item as of the date immediately prior to such sale; or (ii) provide other substitute Collateral satisfactory to Lender; in either of which cases such replacement Eligible Equipment, Eligible Inventory or other acceptable Collateral shall for all purposes of the Loan and Security Agreement become part of the Collateral, and Borrower shall provide Lender with evidence reasonably satisfactory to Lender of Borrower’s good and marketable title to such replacement Collateral (free of any Liens other than those created by the Loan and Security Agreement and Permitted Liens);
          (c) Minimum Funding Amount. Loan or Loans requested by Borrower to be made on a single Business Day shall be for a minimum aggregate principal amount of One Hundred Thousand Dollars ($100,000.00).. Borrower shall not submit a Borrowing Request more frequently than once each month.
     2. Prepayment. Borrower may voluntarily prepay any Loan in whole but not in part at any time by tendering to Lender payment in respect of such Loan (i) all accrued and unpaid Basic Interest on such Loan as of the date of prepayment; (ii) the undiscounted Terminal Payment on such Loan, if applicable; and (iii) an amount equal to the undiscounted, total amount of all installment payments of principal and Basic Interest that would have accrued and been payable from the date of prepayment through the stated Maturity Date of the Loan had it remained outstanding and been paid in accordance with the terms of the related Note.
     3. Limitations on Other Indebtedness; Subordination of Debt to Lender. At all times after the initial Loan is advanced and so long as any Loans remain outstanding, Borrower shall not incur or permit to exist any Indebtedness for borrowed money, other than Permitted Indebtedness to Silicon Valley Bank, unless such

Indebtedness is (a) approved by the Lender in its sole and reasonable discretion, and (b) the right to payment of such Indebtedness, the priority of any Lien (other than a Permitted Lien) securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Lender and the prior payment of the Obligations to Lender under the Loan Documents pursuant to a written subordination agreement approved by Lender in its sole, reasonable discretion (except that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid by Borrower and retained by the holder so long as no Event of Default has occurred).
     5. Partial Releases of Silicon Valley Bank Lien. As an additional condition precedent under Section 4.2 of the Loan and Security Agreement, on or prior to each Borrowing Date, Lender shall be in receipt of an executed release from Silicon Valley Bank of any and all Liens on the Collateral that is the subject of the Borrowing Request.
     6. Issuance of Warrant to Lender. As additional consideration for the making of the Commitment, Lender shall be issued a warrant issued by Borrower (the “Warrant”) initially exercisable for 140,000 of fully paid and nonassessable shares of the Borrower’s Series B Preferred Stock. The Warrant shall be in substantially the form attached hereto as Exhibit “D” and shall be exercisable at any time and from time to time through December 31, 2014. Borrower acknowledges that Lender has assigned its rights to receive the Warrant to its parent, Venture Lending & Leasing III, LLC; in connection therewith, Borrower shall issue the Warrant directly to Venture Lending & Leasing III, LLC. Upon request of Borrower, Lender shall furnish to Borrower a copy of the agreement in which Lender assigned the Warrant to Venture Lending & Leasing III, LLC.
     7. Fee Payment. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, on or prior to the initial Borrowing Date, Borrower shall pay Lender Seven Thousand Dollars ($7,000.00).
     8. Delivery of Ernst & Young Valuation. As an additional condition precedent under 4.1 of the Loan and Security Agreement, Borrower shall deliver to the Lender not less than 5 Business Days prior to the first Borrowing Date a true copy of the Ernst & Young asset valuation report dated as of July 18, 2003, regarding the Borrower’s Currently Owned Equipment and Inventory.
     9. Completion of Due Diligence; Payment and Disposition of Commitment Fee. As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrower’s business and financial condition and prospects, and Lender’s credit committee shall have approved the Commitment. If this condition is not satisfied, Lender shall refund to Borrower the Thirty-Five Thousand Dollar ($35,000.00) commitment fee previously paid to Lender on account of the Commitment. Lender agrees that with respect to each Loan advanced, on the Borrowing Date applicable to such Loan, Lender shall credit against the payments due from Borrower on such date in respect of such Loan an amount equal to the product of Thirty-Five Thousand Dollars ($35,000.00) and a fraction the numerator of which is the principal amount of such Loan and the denominator of which is Seven Million Dollars ($7,000,000.00), until the aggregate amount of such credits equals but does not exceed Thirty-Five Thousand Dollars ($35,000.00).
     10. Insurance Coverage. As an additional condition precedent to each Loan under Section 4.2 of the Loan Agreement, on or prior to the Borrowing Date for a specific Loan, Borrower shall provide to Lender insurance certificates or endorsements showing that all-risk casualty insurance coverage is in effect with respect to each item of Equipment or Inventory that is provided as collateral security for such Loan, in amounts and of the types required under Section 5.5 of the Loan and Security Agreement. The certificate or endorsement shall name Lender as additional loss payee with respect to the Equipment or Inventory, and specify that coverage as to Lender shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof pursuant to a standard lender’s loss payable clause, include a waiver of subrogation rights against Lender, and provide for at least thirty (30) days’ prior written notice to Lender by the underwriter or insurance company in the event of cancellation or expiration.

     11. Debits to Account for ACH Transfers. For purposes of Section 2.2 and 5.10 of the Loan and Security Agreement, Borrower’s Primary Operating Account is:
Silicon Valley Bank
Account No.: 3300392276
Routing No.: ###-##-####
Loans will be advanced to the account specified above and payments will be automatically debited from the same account.
Part 3. — Additional Representations:
     Borrower represents and warrants that as of the Closing Date and each Borrowing Date:
a)	Its chief executive office is located at: 2870 Kilgore Road, Rancho Cordova, CA 95670

b)	Its Equipment is located at: 2870 Kilgore Road, Rancho Cordova, CA 95670, except as otherwise disclosed in the Borrowing Request for an Equipment Loan.

c)	Its Records are located at: 2870 Kilgore Road, Rancho Cordova, CA 95670.

d)	In addition to its chief executive office, Borrower maintains offices or operates its business at the following locations:
1) 26061 Merit Circle, Suite 103, Laguna Hills, CA 92653
2) Rue du Tabellion 64, 1050 Brussels, Belgium
e)	Other than its full corporate name, Borrower has conducted business using the following trade names or fictitious business names: Cardio Technology, Inc.

f)	Borrower’s Federal Tax I.D. number is: 33-0928885.

g)	Borrower’s Delaware state corporation I.D. number is: _________.

Part 4. — Additional Loan Documents:

Form of Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”
Form of Warrant	Exhibit “D”
Form of Landlord Waiver	Exhibit “E”
Form of Legal Opinion	Exhibit “F”
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWER:

VOLCANO THERAPEUTICS, INC.

	By:	/s/ John Dahldorf

	Name:	John Dahldorf
	Title:	CFO

Address for Notices:	Attn:

2870 Kilgore Road,
Rancho Cordova, CA 95670
Fax #: (916) 638-7976

LENDER:

VENTURE LENDING & LEASING III, INC.

	By:	/s/ Ronald W. Swenson

	Name:	Ronald W. Swenson

	Title:	Chief Executive Officer

Address for Notices:	Attn: Chief Financial Officer
2010 North First Street, Suite 310
San Jose, California 95131
Fax #: (408) 436-8625

EXHIBIT “A”
FORM OF PROMISSORY NOTE
[Note No. X-XXX]

$	, 200
San Jose, California
     The undersigned (“Borrower”) promises to pay to the order of VENTURE LENDING & LEASING III, INC., a Maryland corporation (“Lender”), at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of                                          Dollars ($                                        ), with Basic Interest thereon (except as otherwise provided herein) from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [ the Prime Rate on the Business Day Lender prepares the Note plus 2.538%, but in no event less than 6.538%; the “Designated Rate”) [, and a Terminal Payment in the sum of                      [10.00% of face amount] Dollars ($                     ) payable on the Maturity Date.]
     This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of September, 2003, between Borrower and Lender (the “Loan Agreement”). Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.
     Principal of and interest on this Note shall be payable as follows:
     On the Borrowing Date, Borrower shall pay (i) interest at a rate of twelve percent (13.2%) per annum, in advance, on the outstanding principal balance of this Note for the period from the Borrowing Date through [the last day of the same month]; and (ii) a first (1st) amortization installment of principal and Basic Interest at the Designated Rate in the amount of                                         , in advance for the month of [first full month after Borrowing Date] and (iii) a thirty-sixth (36th), amortization installment of principal and Basic Interest at the Designated Rate in the amount of $                                          , in advance for the month of [date of last regular amortization payment].
     Commencing on the first day of the second full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and Basic Interest at the Designated Rate shall be payable, in advance, in thirty-three (33) equal consecutive installments of                                                              Dollars ($                    ) each, with a 34th installment equal to the entire unpaid principal balance and accrued Basic Interest at the Designated Rate on                                         , 200                     . The Terminal Payment and unpaid expenses, fees, interest and principal amount shall be due and payable on [one month later], 200                    .]
     Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate. Borrower shall pay such interest on demand.
     Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

     If Borrower is late in making any payment under this Note by more than five (5) Business Days, Borrower agrees to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.
     This Note shall be governed by, and construed in accordance with, the laws of the State of California.

VOLCANO THERAPEUTICS, INC.

By:

Name:

Its:

EXHIBIT “B”
FORM OF BORROWING REQUEST
[Date]
Venture Lending & Leasing III, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131
Re: Volcano Therapeutics, Inc.
Gentlemen:
          Reference is made to the Loan and Security Agreement dated as of September                     , 2003 (as amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing III, Inc. and Volcano Therapeutics, Inc. (the “Company”).
          The undersigned is the                                          of the Company, and hereby requests on behalf of the Company a Loan under the Loan Agreement, and in that connection certifies as follows:
          1.  The type(s) of the proposed Loan is/are [an Equipment and/or Inventory Loan/Currently Owned Equipment and/or Inventory][ an Equipment and/or Inventory Loan/Future Purchase]. The amount of the proposed Loan is                                                              and                     /100 Dollars ($                     ). The Borrowing Date of the proposed Loan is                                         , 200                     .
          2.  [If for future purchases of Equipment/and or Inventory] The Eligible Equipment and /or Eligible Inventory to be financed with the proceeds of the Equipment and/ or Inventory Loan are described, and are or will be located at the address(es) shown, on the attached Schedule 1 or amendment or supplement to Schedule 1, which is hereby incorporated by reference in and made a part of the Loan Agreement. The requested amount of the Equipment and/ or Inventory Loan does not exceed the aggregate of one hundred percent (100%) of the amount paid or payable by Borrower to a non-affiliated manufacturer, vendor or dealer for such items of Eligible Equipment and/or Inventory as shown on an invoice therefor (excluding any commissions and any portion of the payment which relates to the servicing of the equipment or item and sales taxes payable by Borrower upon acquisition, and delivery charges). No item of Eligible Equipment or Inventory has been owned or was incurred by Borrower earlier than 90 days before the proposed Borrowing Date. [If Evaluation Inventory is included in the funding request] The aggregate Current Book Value of all Evaluation Inventory previously financed by the Lender and continuing as part of the Collateral, including the Current Book Value of the Evaluation Inventory to be financed by this Borrowing Request, does not exceed $500,000.00.
          [If for Currently Owned Equipment in the United States] The Eligible Equipment and /or Eligible Inventory to be financed with the proceeds of the Equipment and/ or Inventory Loan are Currently Owned Equipment and Inventory located within the United States are described, and will be located at the address(es) shown, on the attached Schedule 1 or amendment or supplement to Schedule 1, which is hereby incorporated by reference in and made a part of the Loan Agreement. The requested amount of the Loans for Currently Owned Equipment and Inventory located in the United States does not exceed 100% of the Borrower’s Current Book Value, as that term is defined in the Supplement to the Loan and Security Agreement, for the subject equipment and/or inventory. All such Equipment and Inventory was acquired by the Borrower on or after January 1, 2001. [If Evaluation Inventory is included in the funding request] The aggregate Current Book Value of all Evaluation Inventory previously financed by the Lender and continuing as part of the Collateral, including the Current Book Value of the Evaluation Inventory to be financed by this Borrowing Request, does not exceed $500,000.00.
          [If for Currently Owned Equipment outside the United States] The Eligible Equipment and /or Eligible Inventory to be financed with the proceeds of the Equipment and/ or Inventory Loan are Currently Owned Equipment and Inventory located outside the United States are described, and will be located at the address(es)

shown, on the attached Schedule 1 or amendment or supplement to Schedule 1, which is hereby incorporated by reference in and made a part of the Loan Agreement. The requested amount of the Loans for Currently Owned Equipment and Inventory located outside the United States does not exceed 50% of the Borrower’s Current Book Value, as that term is defined in the Supplement to the Loan and Security Agreement, for the subject equipment and/or inventory. All such Equipment and Inventory was acquired by the Borrower on or after January 1, 2001. [If Evaluation Inventory is included in the funding request] The aggregate Current Book Value of all Evaluation Inventory previously financed by the Lender and continuing as part of the Collateral, including the Current Book Value of the Evaluation Inventory to be financed by this Borrowing Request, does not exceed $500,000.00.
          3.  Title to the Eligible Equipment and /or the Eligible Inventory to be financed by this Borrowing Request is held by the Borrower and not by any of its subsidiaries.
          4.  As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of the Company contained in Article 3 of the Loan Agreement are true and correct, and the conditions precedent described in Article 4 of the Loan Agreement have been met.
          5.  No event that has had or could reasonably be expected to have a Material Adverse Change has occurred.
          6.  If updated since the date of the last Borrowing Request, the Company’s most recent [financial projections or business plan] dated                     , as approved by the Company’s Board of Directors on                     , are enclosed herewith.
          7.  As of the date hereof, Borrower has no outstanding Indebtedness except for (I) Permitted Indebtedness and (ii) such Indebtedness that has been approved by the Lender and the right to payment of which, the priority of any Lien (other than a Permitted Lien) securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to Lender’s Liens and to the prior payment of the Obligations to Lender under the Loan Documents pursuant to written subordination agreement(s) which have been approved by Lender (except that regularly scheduled payments of accrued interest on such subordinated Indebtedness may be paid so long as no Event of Default has occurred).
     The Company shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date

Very truly yours,

VOLCANO THERAPEUTICS, INC.

By:

Name:

Title:

Schedule 1 to the Loan and Security Agreement
Description of Equipment/Inventory

Quantity	Article	Make	Year Mfg.	Model/ Serial #	Location	✓if Inventory
     See attached continuation to Schedule 1
together with all improvements, replacements, accessions and additions thereto, wherever located, and all Proceeds thereof arising from the sale, lease, rental or other use or disposition of any such property, including all rights to payment with respect to insurance or condemnation, returned premiums, or any cause of action relating to any of the foregoing.

VOLCANO THERAPEUTICS, INC.

By:

Name:

Its:

VENTURE LENDING & LEASING III, INC.

By:

Name:

Its:

EXHIBIT “C”
COMPLIANCE CERTIFICATE
Venture Lending & Leasing III, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131
     Re:  Volcano Therapeutics, Inc..
Gentlemen:
     Reference is made to the Loan and Security Agreement dated as of September                     , 2003 (as the same have been and may be amended from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing III, Inc. and Volcano Therapeutics, Inc.. (the “Company”).
     The undersigned authorized representative of the Company hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in complete compliance for the financial reporting period ending                                          with all required financial reporting under the Loan Agreement, except as noted below. Attached herewith are the required documents supporting the foregoing certification. The undersigned further certifies that the accompanying financial statements have been prepared in accordance with GAAP, and are consistent from one period to the next, except as explained below.
Indicate compliance status by circling Yes/No under “Complies”
REPORTING REQUIREMENT	REQUIRED	COMPLIES
Interim Financial Statements	Monthly within 30 days	YES/NO
Audited Financial Statements	FYE within 120 days	YES/NO

Most Recent Financial Projections or Business Plan dated	With each Borrowing Request	YES/NO

Current Fixed Asset List (including locations) of all Equipment and Inventory which constitute Lender’s Collateral under the Loan Agreement (List shall include the number and location of all Evaluation Inventory)
	Monthly within 30 days	YES/NO

Very truly yours,

VOLCANO THERAPEUTICS, INC.

By:

Name:

Title:

EXHIBIT “D”
FORM OF WARRANT

EXHIBIT “E”
FORM OF LANDLORD WAIVER

EXHIBIT “F”
FORM OF LEGAL OPINION